Exhibit 10.18

SECOND AMENDMENT, WAIVER AND CONSENT

This Second Amendment, Waiver and Consent (“Second Consent”) is made and entered into as of October ___, 2015, by and among Accelerated Pharma, Inc., a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (each a “Prior Purchaser” and collectively, “Prior Purchasers”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreements and Transaction Documents (as defined below). Capitalized terms defined herein shall be incorporated in the Transaction Documents, as appropriate.

WHEREAS, the Company and Prior Purchasers identified on Schedule A entered into Securities Purchase Agreements (“Securities Purchase Agreements”) and other Transaction Documents (collectively, “Transaction Documents”) dated as of December 23, 2014, May 8, 2015 and June 11, 2015; and

WHEREAS, the Transaction Documents were previously amended and certain consents and waivers were granted pursuant to a certain Amendment, Waiver and Consent entered into as of May 8, 2015; and

WHEREAS, the Company issued to the Prior Purchasers Secured Convertible Notes (“Prior Notes”) and Warrants (the “Prior Warrants”); and

WHEREAS, the Company intends to sell secured convertible notes (“Proposed Offering Notes”) and Common Stock purchase warrants (“Proposed Offering Warrants”) for an aggregate purchase price of $500,000 (the “Proposed Offering”) as set forth in certain securities purchase agreement and related transaction documents (collectively, “Proposed Offering Securities Purchase Agreement” and “Proposed Offering Transaction Documents”), dated at or after the date of this Consent, between the Company and the purchasers thereto (“Proposed Offering Purchasers”), and the exhibits and schedules attached thereto; and

WHEREAS, in connection with the Proposed Offering, the Prior Purchasers are entitled to certain rights; and

WHEREAS, in connection with the Proposed Offering, the Company and Prior Purchasers agree to the following amendments, waivers, and consents, which amendments, waivers and consents shall be effective, the approval of a Majority in Interest which shall be binding on all Prior Purchasers, and only upon the closing of the Proposed Offering (“Effective Date”).

NOW, THEREFORE, the Company and Prior Purchasers hereby agree as follows:

1.          The definition of Public Company Date shall be amended to mean not later than the 150th day after the Qualified Offering has been consummated.

2.          The definition of “Qualified Offering” in Section 1.1 of the Securities Purchase Agreements is deleted and replaced with the following:

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““Qualified Offering” means the first occurrence of an offering of the Company’s Common Stock which closes in one or more closings in connection with which the Company receives not less than $5,000,000 of gross cash proceeds from the sale of Common Stock on or before March 31, 2016 by Palladium Capital Advisors, LLC pursuant to the terms of an investment banking agreement between the Company and Palladium Capital Advisors, LLC, and thereafter by the Company or other placement agent until the Maturity Date (as defined in the Note) accelerated or otherwise.”

3.          Section 5.5 of the Securities Purchase Agreement is deleted and replaced with the following:

“Amendments; Waivers. Except with respect to the Amended and Restated Security Agreement, no provision of this Agreement nor any other Transaction Document may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest (“Majority in Interest”) of the component of the affected Securities then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement nor any other Transaction Document shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement thereof, nor shall any delay or omission of any party to exercise any right thereunder in any manner impair the exercise of any such right. For purposes of determining a Majority in Interest with respect to the Prior Offering Notes, the holders of Prior Notes and Proposed Offering Notes shall be aggregated. A Majority in Interest with respect to the Amended and Restated Security Agreement shall mean a majority based on the aggregate of the Prior Purchasers and Proposed Offering Purchasers.”

4.          In connection with the Proposed Offering, the Purchasers waive the prohibition on the Company from engaging in Subsequent Equity Sales as defined in Section 4.9 of the Securities Purchase Agreements.

5.          Section 4.10 of the Securities Purchase Agreements will be deleted in its entirety and replaced with the following:

“4.10 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents or Proposed Offering Transaction Documents (which means the Proposed Offering by the Company of $500,000 (“Proposed Offering”) in secured convertible notes (“Proposed Offering Notes”), and Common Stock purchase warrants (“Proposed Offering Warrants”) pursuant to the terms of the securities purchase agreement (“Proposed Offering Securities Purchase Agreement”) dated at or after the date of this Agreement but before November 30, 2015 and other transaction documents (“Proposed Offering Transaction Documents”)) unless the same or substantially similar consideration is also offered, mutatis mutandis, on a ratable basis to all of the parties to this Agreement and the Proposed Offering Securities Purchase Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.”

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6.          Section 2(e) of the Prior Notes will be deleted in its entirety and replaced with the following:

“(e) Pari Passu. Except as otherwise set forth herein, all payments made on this Note, the Other Notes, the other Prior Notes, and the Proposed Offering Notes and all actions taken by the Borrower with respect to this Note, the Other Notes, the other Prior Notes and Proposed Offering Notes, including but not limited to Mandatory Conversion, if such action may or must be taken with respect to this Note, Other Notes, the Other Prior Notes or Proposed Offering Notes, shall be made and taken pari passu with respect to this Note, the Other Notes, the other Prior Notes. Notwithstanding anything to the contrary contained herein or in the Transaction Documents, it shall not be considered non-pari passu for a Holder, Other Holder, Holder of Other Prior Notes or Proposed Note Holder to elect to receive interest paid in shares of Common Stock or for the Borrower to actually pay interest in shares of Common Stock to such electing Holder, Other Holder, Holder of other Prior Notes or Proposed Note Holder.”

7.          Section 8(a)xxi of the Note shall be deleted in its entirety and replaced with the following: “the occurrence of an Event of Default under any Other Note, any other Prior Note or any Proposed Offering Note.”

8.          Section 1(c) of the Amended and Restated Security Agreement is deleted in its entirety and replaced with the following:

“(c) “Majority in Interest” means, at any time of determination, the holders of a majority (based on then-outstanding principal amounts and accrued interest of Notes at the time of such determination) of the Notes, Notes issued by the Company on May 8, 2014 and June 11, 2015 on substantially similar terms as the Notes (except as to conversion price and Warrant exercise price) and Proposed Offering Notes.”

9.          The undersigned consents to the Company completing the Proposed Offering pursuant to the terms of this Second Consent.

10.          The undersigned represents to the Company that it is the holder of the Prior Notes and Prior Warrants in the amounts set forth on Schedule A hereto, it has not sold, transferred or otherwise assigned any of the Prior Notes and Prior Warrants and it has the authority to enter into and deliver this Consent.

11.          The Company represents that Schedule A hereto identifies all of the holders and sets forth the amounts as of the closing date of the Proposed Offering of all of the securities issued or issuable pursuant to the Securities Purchase Agreements and that the Transaction Documents have not been previously amended nor any waiver of any term thereof granted by any party thereto other than as set forth in the Amendment Waiver and Consent and in this Second Consent.

12.          This Second Consent may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument. This Second Consent may be signed and delivered by facsimile or electronically and such facsimile or electronically signed and delivered Second Consent shall be enforceable.

13.          This Second Consent shall be included in the definition of Transaction Documents as such term is defined in the Securities Purchase Agreements.

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14.          Sections 5.4, 5.5, 5.12 and 5.21 of the Securities Purchase Agreements are incorporated herein by reference.

15.          The parties acknowledge that this Second Consent is being entered into for the benefit of the Proposed Offering Purchasers and who are hereby made third party beneficiaries of this Second Consent with rights of enforcement until the sooner of the abandonment of the Proposed Offering or October 30, 2015. This Second Consent may not be amended without the consent of such investors described in the Securities Purchase Agreement to the Proposed Offering, which consent may be withheld for any reason.

16.          Except as expressly set forth herein, this Second Consent shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Purchaser, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be parties to, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Purchaser reserves all rights, remedies, powers, or privileges available under the Transaction Documents and any other agreement to which the Purchaser may be parties to, at law or otherwise. This Second Consent shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith and any other agreement to which the Purchaser may be a party to.

(Signatures to follow)

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IN WITNESS WHEREOF, the Company and the undersigned Prior Purchasers have caused this Second Consent to be executed as of the date first written above.

ACCELERATED PHARMA, INC.
the “Company”

By:

“PRIOR PURCHASER”

Name of Prior Purchaser: ______________________________________________________________

Signature of Authorized Signatory of Prior Purchaser: _______________________________________

Name of Authorized Signatory: ___________________________________________________________

Title of Authorized Signatory: ____________________________________________________________

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Exhibit A

List of Prior Purchasers

SCHEDULE A

PRIOR PURCHASERS OF DECEMBER 23, 2014	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	WARRANTS
CURBER INTERNATIONAL LTD. William House, 2nd Floor Hibiscus Square, Pond Street P.O. Box 156 Grand Turk Truks and Caicos Island Attn: M. Goldschmid Mgoldshmid48@gmail.com	$400,000.00	27,778
MORRIS FUCHS 1109 East 22nd Street Brooklyn, New York 11210 Email: lenoxxmorris@aol.com	$50,000.00	3,472
NACHUM STEIN 444 Madison Avenue, Suite 501 New York, NY 10022 Email: ns11238193@aol.com	$100,000.00	6,944
AMERICAN EUROPEAN INSURANCE CO. 444 Madison Avenue, Suite 501 New York, NY 10022 Email: ns11238193@aol.com	$100,000.00	6,944
HSI PARTNERSHIP 444 Madison Avenue, Suite 501 New York, NY 10022 Email: ns11238193@aol.com	$50,000.00	3,472
RR INVESTMENT 2012 LP c/o Ken Gliedman Licht Gliedman Investments PC 551 5th Avenue New York, NY 10176	$50,000.00	3,472
TOTALS	$750,000.00

SCHEDULE A (continued)

PRIOR PURCHASERS OF MAY 8, 2015 AND JUNE 11, 2015	PURCHASE PRICE AND PRINCIPAL AMOUNT OF NOTE	WARRANTS
2004 LEON SCHARF IRREVOCABLE TRUST CORP. 3839 Flatlands Ave., Suite 201 Brooklyn, NY 11234 Attn: Willy Beer Tax ID# 20-665-6152	$100,000.00	50,000
HOCH FAMILY EQUITIES LLC 125-10 Queens Boulevard, Suite 224 Kew Gardens, NY 11415 Attn: Joseph Hoch, Member Tax ID# 263694206	$50,000.00	25,000
RR INVESTMENT 2012 LP 285 Central Park West New York, NY 10024 Attn: Ralph Rieder, Manager Tax ID# 30-0759589	$500,000.00	250,000
API BIO INVESTORS, LLC 7 Glenwood Avenue, Suite 4190 East Orange, NJ 07017 Attn: AJ Ginsburg, Member AJginsburg12@gmail.com Tax ID# 47-3876371	$340,000.00	170,000
ABRAHAM BELSKY 16 Boxwood Lane Lawrence, NY 11559 Fax: 718 313-9880 Tax ID# ###-##-####	$50,000.00	25,000
EDWIN W. COLMAN CHILDREN’S TRUST 50 Adams Gulch Road Ketchum, ID 83340 Attn: Robert S. Colman, Trustee Email: bcolman@colman-partners.com Tax ID# 39-6330570	$100,000.00	50,000
ELI INZLICHT-SPREI 1121 East 21st Street Brooklyn, NY 11210 Fax: 718-859-5717 Tax ID# ###-##-####	$25,000.00	12,500
HARVEY LANG 783 Montgomery Street Brooklyn, NY 11213 Fax: 718-773-1283 Tax ID# ###-##-####	$25,000.00	12,500
ALPHA CAPITAL ANSTALT Lettstrasse 32 9490 Vaduz, Liechtenstein Attn: Konrad Ackermann, Director Fax: 011-423-2323196	$750,000.00	375,000
BRIO CAPITAL MASTER FUND LTD. C/O Brio Management LLC 100 Merrick Road, Suite 401C Rockville Centre, NY 11570-4800 Fax: 646-390-2158 Tax ID# 98-1072321	$110,000.00	55,000
BERNHARD LAZARUS 42 Herbert Samuel St., Apt. 40 Tel Aviv 68018, Israel Email: lazarusb@netvision.net.il Tax ID#: ###-##-####	$50,000.00	25,000
TOTALS	$2,100,000.00	1,050,000

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